UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2022

EVO PAYMENTS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38504	82-1304484
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Ten Glenlake Parkway, South Tower, Suite 950 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(770) 336-8463

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVOP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on August 1, 2022, EVO Payments, Inc., a Delaware corporation (“EVO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Payments Inc., a Georgia corporation (“Global Payments”), and Falcon Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Global Payments (“Merger Subsidiary”). Pursuant to the Merger Agreement, Merger Subsidiary will merge with and into EVO (the “Merger”), with EVO surviving the Merger as a wholly owned subsidiary of Global Payments. Capitalized terms used below but not defined herein have the respective meanings assigned thereto in the Merger Agreement.

EVO convened its special meeting of stockholders on October 26, 2022 (the “Special Meeting”). At the Special Meeting, EVO’s stockholders voted on two proposals related to the Merger Agreement, as it may be amended from time to time, as described in further detail in EVO’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 22, 2022 and first mailed to stockholders on September 23, 2022.

As of the close of business on September 21, 2022, the record date for the Special Meeting, there were 48,293,696 shares of Class A common stock of EVO, par value $0.0001 per share (the “Class A common stock”), 3,741,074 shares of Class D common stock of EVO, par value $0.0001 per share (the “Class D common stock” and, collectively with the Class A common stock, the “common stock”), and 152,250 shares of Series A convertible preferred stock (the “preferred stock” and together with common stock, collectively “EVO stock”) outstanding and entitled to vote at the Special Meeting. Holders of shares representing 84.66% of the voting power of the combined shares of EVO stock issued and outstanding as of the record date and entitled to vote at the Special Meeting were present in person or represented by proxy at the Special Meeting. Holders of shares representing 100% of the preferred stock entitled to vote to approve the Merger Proposal (as defined below) were present in person or represented by proxy at the Special Meeting. As a result, a quorum was present to conduct business at the Special Meeting. At the Special Meeting, EVO’s stockholders were asked to consider and vote on the following matters:

•	a proposal to adopt the Merger Agreement (the “Merger Proposal”); and

•

a proposal to approve, on an advisory (non-binding) basis, the compensation payments that will or may be paid to or may become payable to the named executive officers of EVO in connection with the Merger (the “Compensation Proposal”).

The Merger Proposal was approved by (i) holders of a majority of the voting power of EVO stock issued and outstanding as of the record date, voting together as a single class, with each share of preferred stock voting on and as-converted basis (“Required EVO Capital Stock Approval”) and (ii) two thirds of the issued and outstanding shares of preferred stock as of the record date, voting together as a single class (“Separate Series A Convertible Preferred Stock Class Approval”). In addition, the Compensation Proposal was approved by holders of a majority of the voting power of EVO stock that were present in person or represented by proxy at the Special Meeting. As a result, the Merger Proposal and the Compensation Proposal were approved by the requisite vote of EVO’s stockholders.

A proposal to approve the adjournment of the Special Meeting from time to time, if necessary or appropriate, including to solicit additional proxies to vote in favor of the Merger Proposal, if there were insufficient votes at the time of the Special Meeting to establish a quorum or adopt the Merger Agreement (the “Adjournment Proposal”) was not presented to stockholders for their approval because there were sufficient votes present to approve the Merger Proposal.

The final voting results for each proposal presented to stockholders for approval are set forth below.

Proposal No. 1: Approval of the Merger Proposal

The tables below set forth the voting results for the Merger Proposal:

Required EVO Capital Stock Approval

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,403,199	963	60,754	0

Separate Series A Convertible Preferred Stock Class Approval

Votes For	Votes Against	Abstentions	Broker Non-Votes
152,250	0	0	0

Proposal No. 2: Approval of the Compensation Proposal

The table below sets forth the voting results for the Compensation Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,216,107	1,464,982	783,827	0

Because none of the proposals before the Special Meeting were “routine” matters, there were no broker non-votes occurring in connection with these proposals at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVO PAYMENTS, INC.

	By:	/s/ Kelli E. Sterrett
	Name:	Kelli E. Sterrett
Date: October 26, 2022	Title:	Executive Vice President, General Counsel and Secretary

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